AMENDMENT 2 TO EXCLUSIVE LICENSE AGREEMENT

THIS AMENDMENT 2 TO EXCLUSIVE LICENSE AGREEMENT (the “Amendment”) is made this 21st day of December 2011, by and between Advanomics Corporation, a Canadian corporation (the “Licensor”), with its principal place of business at 579 rue Lajeunesse, Laval, Quebec, Canada, H7X 3K4, and Sunshine Biopharma, Inc., a Colorado corporation (“the Licensee”), with its principal place of business at 2015 Peel Street, 5th Floor, Montreal, Quebec H3A 1T8, who hereby agree as follows:

RECITALS:

WHEREAS, the parties hereto have previously entered into that certain Exclusive License Agreement dated August 20, 2009 (the “License Agreement”), wherein Licensor provided Licensee an exclusive license to the oncology drug, Adva-27a (Difluoro-Etoposidetm) as well as the Adva-27a development through clinical trials (the “Licensed Materials”); and

WHEREAS, the parties hereto hereby wish to amend the License Agreement as indicated herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto hereby agree to amend the License Agreement as follows:

ARTICLE II
Term and Termination of License

Section 2.4.4 is hereby deleted in its entirety.

ARTICLE III
Consideration for License

ARTICLE III is hereby amended to replace Section 3.1(d) and add Section 3.1(e), which shall henceforth read as follows:

“3.1           Consideration for License.  In consideration for the granting of the exclusive License herein, Licensee hereby agrees to:

(d)           Pay Licensor (or its assigns) an annual license fee of $360,000.00 US on or before December 31 of each calendar year starting with the year 2012; and

(e)           Reimburse Licensor (or its assigns) all of the research and development expenses (including clinical trials expenses) which the licensor incurs in connection with the Licensed Materials.  Such reimbursements to the Licensor shall be made by the Licensee within ten (10) days of receipt of relevant invoices by the Licensee.”

The balance of the License Agreement, as amended to date, shall remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this amendment to the License Agreement effective as of the date first written above.

LICENSOR:		LICENSEE:

ADVANOMICS CORPORATION		SUNSHINE BIOPHARMA, INC.

By:	/s/Steve N. Slilaty	By:	/s/ Camille Sebaaly
	Steve N. Slilaty, President		Camille Sebaaly, CFO